SCHEDULE II
                                  INFORMATION WITH RESPECT TO
                      TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                         SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BOWLIN OUTDOOR ADV

                    GAMCO INVESTORS, INC.
                                 1/31/01          130,000-             *DO
                                 1/31/01           47,000-             *DO
                                12/13/00           10,000             6.5000
                    GABELLI ASSOCIATES FUND
                                 1/31/01            4,300-             *DO
                                 1/29/01              700-            8.1557
                                 1/10/01            5,000             7.1875
                    GABELLI ADVISERS, INC.
                                 1/31/01           13,800-             *DO
                    GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 1/31/01           30,000-             *DO
                         GABELLI GLOBAL MULTIMEDIA TRUST

                                 1/31/01            4,000-             *DO


          (1) THE TRANSACTIONS ON 1/31/01 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED
          ON THE AMERICAN STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.